EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-42949 of AMBANC Corp. on Form S-8 of our report dated January 18, 1996, appearing in this Annual Report on Form 10-K of AMBANC Corp. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana


March 29, 1996